THOMAS J. HARRIS
CERTIFIED PUBLIC ACCOUNTANT
3901 STONE WAY N., SUITE 202
SEATTLE, WA 98103
206.547.6050

REGISTERED AUDITOR?S CONSENT

   I, Thomas J. Harris, CPA, of 3901 Stone Way North, Suite #202, Seattle, WA 98103, do hereby consent to the use of my report dated April 17, 2006 on the financial statements of Globalink, Ltd. as of February 28, 2006 included in and made part of any filing to be filed with the U.S. Securities and Exchange Commission

Dated this 15th day of October, 2006

/s/Thomas J. Harris
-------------------------
Thomas J. Harris
Certified Public Accountant